Exhibit 10.39
DICK’S SPORTING GOODS, INC.
RESTRICTED STOCK AWARD AGREEMENT
Granted Under the
2002 STOCK AND INCENTIVE PLAN, AS AMENDED
Unless otherwise defined herein, each capitalized term used in this Restricted Stock Award Agreement shall have the meaning given such term in the Dick’s Sporting Goods, Inc. 2002 Stock and Incentive Plan, as amended (the “Plan”).
Grantee’s Name:
The undersigned Grantee has been granted a Restricted Stock Award, subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (the “Agreement”), as follows:

Date of Grant:	__________________

Number of Shares of Common Stock (the “Shares”) Granted:	__________________

Type of Shares:	Common Stock, par value $0.01 per share

Forfeiture Restrictions:	Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares, except that the following restrictions shall apply:

(a) The Shares may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of to the extent then subject to these Forfeiture Restrictions. Grantee represents and warrants to Company that he/she shall not sell, assign, pledge, exchange, hypothecate, gift or otherwise transfer, encumber or dispose of the Shares, or subject the Shares to any adverse right, in violation of applicable securities laws or the provisions of this Agreement. The Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such transfer constitutes a violation of any applicable securities law or this Agreement, and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

(b) Any certificates representing the Shares shall bear such legend or legends as the Company deems appropriate in order to assure compliance with this Agreement, the Plan and applicable securities laws. During the period of time when the Shares are subject to the Forfeiture Restrictions, all certificates representing Shares shall be endorsed with the following legend (in addition to any other legend required by applicable securities laws or any agreement by which the Company is bound):

THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT UNDER THE COMPANY’S AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

(c) If all or any portion of the Shares are forfeited under this Agreement, Grantee shall take all necessary actions to transfer the forfeited Shares to the Company, including, but not limited to, endorsing in blank or duly endorsing a stock power attached to any certificate representing forfeited Shares transferred, all in form suitable for the transfer of such forfeited Shares to the Company.

(d) If all or any portion of the Shares are forfeited under this Agreement, all rights of a stockholder with respect to such Shares, including the right to vote and receive dividends with respect thereto, shall cease immediately on the date of the forfeiture.

(e) These Forfeiture Restrictions shall be binding upon, and enforceable against, any transferee of the Shares.

Vesting Schedule:	So long as Grantee maintains his/her status as an Employee, Non-Employee Director or consultant (as the case may be), the Forfeiture Restrictions shall lapse and the Shares shall be vested in accordance with the following schedule:

[insert vesting schedule]

Upon the vesting of the Shares without a forfeiture of the applicable Shares, and upon the satisfaction of all other applicable conditions as to such Shares, including, but not limited to, the payment by Grantee of all applicable withholding taxes, if any, the Company shall deliver or cause to be delivered to Grantee shares of Common Stock, which may be in the form of a certificate(s) equal in number to the applicable Shares, which shall not be subject to the transfer restrictions set forth above and shall not bear the legend described above. The Company shall have the authority to withhold, or to require Grantee to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the certificates representing the Shares, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with this Award. Additionally, the Company, in its sole discretion, shall have the right to withhold from Grantee Shares with a Fair Market Value equal to the federal, state and local tax withholding requirements associated with this Award. To the extent required for compliance with Section 162(m) of the Code, if applicable to Grantee, the Committee shall have such authority and make such determination over the Award as necessary to comply with the terms of the Plan and Section 162(m) of the Code.

Termination of Employment:	Pursuant to the Administrator’s authority under Section 7 of the Plan, upon termination of the Grantee’s Continuous Status as an Employee, or status as a Non-Employee Director or consultant (as the case may be), this Award shall be treated as follows:

▪ If the Termination shall occur by reason of the Grantee’s death or total and permanent disability (as set forth in Section 6(b) of the Plan), , the Award shall continue to vest for ___ (___) days after the date of such Termination;

▪ If the Termination shall occur by reason of the Grantee’s dismissal by the Company other than For Cause (as defined below) [or retirement], the Award shall continue to vest for ___ (___) days after the date of such Termination in the case of Termination by reason other than For Cause; and

▪ If the Grantee voluntarily terminates his or her Continuous Status as an Employee [other than as a result of retirement], or status as a Non-Employee Director or consultant, or is discharged For Cause, any portion of the Award that has not vested shall, unless otherwise specified by the Committee, shall be automatically forfeited.

▪ For the purposes of the Award, the term “For Cause” shall mean (i) with respect to an Grantee who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the

Company or a Subsidiary, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company or Subsidiary, “for cause” or “cause” as defined in the most recent of such agreements or plans, or (ii) in all other cases, (a) the willful commission of a criminal or other act that causes substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary; (b) the commission of an act of fraud in the performance of such Grantee’s duties on behalf of the Company or a Subsidiary; or (c) the continuing willful failure of a Grantee to perform the duties of such Grantee to the Company or a Subsidiary (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Grantee by the Board of Directors or the Committee. For purposes of the Award, no act, or failure to act, on the Grantee’s part shall be considered “willful” unless done or omitted to be done by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Company or a Subsidiary.

Taxes and Section 83(b) Election:	Grantee shall be solely responsible for any taxes payable on the transfer of the Shares. Grantee shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of the Shares (including in cases where he or she has made an election in accordance with Section 83(b) of the Code (the “Election”)), and any tax obligation of Grantee arising in connection with the Election and the Grantee shall indemnify and hold harmless the Company and its affiliates for any taxes payable on the transfer of the Shares hereunder. Grantee acknowledges that (a) Grantee has been informed of the availability of making an Election; (b) that the Election must be filed with the Internal Revenue Service within thirty (30) days of the Date of Grant; and (c) that Grantee is solely responsible for making such Election. Grantees who do not make the Election acknowledge that dividends, if any, on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company’s practices and policies. Grantee shall send a copy of the Election to the [Chief Financial Officer or Director of Tax & Treasury Services] of the Company at the address below.

Notices:	Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated and unless otherwise provided in this Agreement, all notices or communications by Grantee to the Company shall be mailed or delivered to the Secretary of the Company at its office at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 and all notices or communications by the Company to Grantee may be given to Grantee personally or may be mailed to him.

Entire Agreement; Amendment or Modification; Governing Law:	The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

The Agreement may only be amended or terminated at any time by written agreement of both of the parties hereto. Notwithstanding the foregoing, The Company may, in its sole discretion and without the Grantee’s consent, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the Shares, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A of the Code (or to comply therewith to the extent the Company determines it is not excepted)

This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

No Guarantee of Continued Service:	GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, NON- EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S RELATIONSHIP.

Incorporation of Plan:	Grantee acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10- K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

Interpretation and Construction:	Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. If, however, any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.) Notwithstanding the foregoing, Grantee recognizes and acknowledges that Section 409A of the Code may impose upon the Grantee certain taxes or interest charges for which the Grantee is and shall remain solely responsible.

No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Administrator.

Power of Attorney:	Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his/her name, place and stead, in connection with any and all transfers of Shares, whether or not vested, to the Company pursuant to this Agreement, including in the event of Grantee’s termination.

Assurances:	Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.
All other terms and conditions applicable to this Award shall be as set forth in the Plan.
All terms used but not defined herein shall have the meanings ascribed to them in the Plan.

GRANTEE:	DICK’S SPORTING GOODS, INC.:

By:

Signature		Authorized Officer

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